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Exhibit 11
LANVISION SYSTEMS, INC.

COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                      Three Months Ended
                                                                          October 31,
                                                                 ----------------------------
                                                                    2000             1999
                                                                 ----------       -----------

Net income (loss)                                                $   39,354       $  (494,142)
                                                                 ==========       ===========
Average shares outstanding                                        8,869,238         8,836,165
Stock options:
  Total options                                                      --                --
  Assumed treasury stock buyback                                     --                --
Warrants assumed converted                                           --                --
Convertible redeemable preferred
  stock assumed converted                                            --                --
                                                                 ----------       -----------
Number of shares used in per
  common share computation                                        8,869,238         8,836,165
                                                                 ==========       ===========

Basic net income (loss) per share of common stock
                                                                 $      .00       $     (0.06)
                                                                 ==========       ===========
Diluted net income (loss) per share of common stock
                                                                 $      .00       $     (0.06)
                                                                 ==========       ===========


                                                                       Nine Months Ended
                                                                          October 31,
                                                                 ----------------------------

                                                                    2000             1999
                                                                 ----------       -----------

Net (loss)                                                       $ (284,642)      $(3,633,201)
                                                                 ==========       ===========
Average shares outstanding                                        8,857,585         8,823,356
Stock options:
  Total options                                                      --                --
  Assumed treasury stock buyback                                     --                --
Warrants assumed converted                                           --                --
Convertible redeemable preferred
  stock assumed converted                                            --                --
                                                                 ----------       -----------
Number of shares used in per
  common share computation                                        8,857,585         8,823,356
                                                                 ==========       ===========

Basic net (loss) per share of common stock                       $     (.03)      $      (.41)
                                                                 ==========       ===========
Diluted net (loss) per share of common stock                     $     (.03)      $      (.41)
                                                                 ==========       ===========